UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 29, 2011

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CALIFORNIA		92008-7328
(Address of principal executive offices)		(Zip Code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2011, Callaway Golf Company (the “Company”) entered into a Loan and Security Agreement among the Company, Callaway Golf Sales Company, Callaway Golf Ball Operations, Inc. (collectively with the Company and Callaway Golf Sales Company, the “U.S. Borrowers”) and Callaway Golf Canada Ltd. (the “Canadian Borrower” and together with the U.S. Borrowers, the “Borrowers”), Callaway Golf Interactive, Inc. and Callaway Golf International Sales Company (collectively with Callaway Golf Interactive Inc., the “Guarantors”), Bank of America, N.A., as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner and certain financial institutions as lenders (the “ABL Facility”). The ABL Facility provides a senior secured asset-based revolving credit facility of up to $75 million, comprising a $62.5 million U.S. facility (of which $20 million is available for letters of credit) and a $12.5 million Canadian facility (of which $5 million is available for letters of credit), in each case subject to borrowing base availability under the applicable facility.

The interest rate applicable from time to time to outstanding loans under the ABL Facility will be, at the Company’s option, equal to:

(a) a base rate for loans under the U.S. facility equal to the sum of (i) the greater of (A) the prime rate announced by Bank of America from time to time, (B) the Federal Funds Rate, plus 0.50% or (C) LIBOR for a 30-day interest period, plus 1%, plus (ii) an applicable margin ranging from 1.25% to 1.75% depending on the Company’s “availability ratio” (as defined below);

(b) a prime rate for U.S. dollar-denominated loans under the Canadian facility equal to the sum of (i) the greater of (A) the prime rate announced by Bank of America (Canada) from time to time, (B) the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, plus 0.50%, or (C) the average rate applicable to Canadian Dollar Bankers’ Acceptances with a one-month interest period displayed on the “CDOR Page” of Reuter Monitor Money Rates Service, plus 1.05%, plus (ii) an applicable margin ranging from 1.25% to 1.75% depending on the Company’s “availability ratio” (as defined below);

(c) a base rate for Canadian dollar-denominated loans under the Canadian facility equal to the sum of (i) the base rate announced by Bank of America (Canada) in Toronto, Ontario from time to time, plus (ii) an applicable margin ranging from 1.25% to 1.75% depending on the Company’s “availability ratio” (as defined below);

(d) a BA rate for Canadian dollar-denominated loans under the Canadian facility equal to the sum of (i) the average rate applicable to Canadian Dollar Bankers’ Acceptances with a one-month interest period displayed on the “CDOR Page” of Reuter Monitor Money Rates Service, plus .05%, plus (ii) an applicable margin ranging from 2.25% to 2.75% depending on the Company’s “availability ratio” (as defined below); or

(e) a LIBOR rate for loans under the U.S. facility or U.S. dollar-denominated loans under the Canadian facility equal to the sum of (i) (A) the British Bankers Association LIBOR Rate, as published by Reuters or (B) if such rate is not available, the interest rate at which U.S. dollar deposits in the approximately equivalent amount would be offered by Bank of America’s London branch to major banks in the London interbank Eurodollar market, in either case rounded up to the nearest 1/8th of a percent, plus (ii) an applicable margin ranging from 2.25% to 2.75% depending on the Company’s “availability ratio” (as defined below). If the Board of Governors imposes a reserve percentage with respect to LIBOR deposits, then the rate will be divided by 1 minus the reserve percentage.

The Company’s “availability ratio” is the ratio, expressed as a percentage, of (a) the average daily availability under the ABL Facility to (b) the sum of the Canadian and U.S. borrowing bases, as adjusted. All applicable margins will be permanently reduced by 0.25% if EBITDA, as defined in the ABL Facility, meets or exceeds $25 million over any trailing twelve-month period, and will be permanently reduced by an additional 0.25% if EBITDA meets or exceeds $50 million over any trailing twelve-month period.

In addition, the ABL Facility provides for monthly fees ranging from 0.375% to 0.5% of the unused portion of the ABL Facility, depending on the monthly average daily balance of revolver loans and stated amount of letters of credit relative to lenders’ commitments.

Amounts borrowed under the ABL Facility may be repaid and reborrowed from time to time. The entire outstanding principal amount (if any) is due and payable at maturity on June 30, 2016.

The ABL Facility provides that the Company has the right at any time to request up to $285.0 million of incremental commitments under the ABL Facility. The lenders under the ABL Facility are not obliged to provide any such incremental commitments and any such increase in commitments will be subject to certain other customary conditions precedent. The Company’s ability to obtain extensions of credit under these incremental commitments is also subject to the same conditions as extensions of credit under the ABL Facility.

The ABL Facility contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on incurrence of additional debt, liens, dividends and other restricted payments, asset sales, investments, mergers, acquisitions and affiliate transactions. Events of default permitting acceleration under the ABL Facility include, among others, nonpayment of principal or interest, covenant defaults, material breaches of representations and warranties, bankruptcy and insolvency events, certain cross defaults or a change of control.

The Company will be subject to compliance with a fixed charge coverage ratio covenant during, and continuing 30 days after, any period in which:

(a) availability under the U.S. facility, plus (b) the lesser of (i) availability under the Canadian facility or (ii) 25% of availability under the U.S. facility, minus (c) trade payables of borrowers and guarantors that are more than 60 days past due and book overdrafts of borrowers and guarantors in excess of historical practices;

is less than:

the greater of (x) $25,000,000 and (y) (i) if EBITDA for any trailing twelve-month period has met or exceeded $50 million, 10% of the sum of the Canadian and U.S. borrowing bases, as adjusted or (ii) if EBITDA for any trailing twelve-month period has not met or exceeded $50 million, 12.5% of such sum.

All obligations of the U.S. Borrowers under the ABL Facility (the “U.S. Obligations”) are jointly and severally guaranteed by the other U.S. Borrowers and the Guarantors. All obligations of the Canadian Borrower under the ABL Facility (the “Canadian Obligations”) are jointly and severally guaranteed by the U.S. Borrowers and the Guarantors. The U.S. Obligations, Canadian Obligations and guaranties are secured by a security interest in personal assets, including inventory and accounts receivable, of the Borrowers and Guarantors. Any future 50% owned domestic subsidiaries will be required to guarantee the U.S. Obligations and Canadian Obligations and to secure the guarantee with the same types of assets. Any future 50% owned Canadian subsidiaries will be required to guarantee the Canadian Obligations and to secure the guarantee with the same types of assets.

The foregoing description is qualified in its entirety by reference to the ABL Facility, a copy of which is attached as Exhibit 10.1 and incorporated by reference in its entirety in this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 is incorporated by reference.

The ABL Facility replaces the Company’s existing Amended and Restated Credit Agreement (as subsequently amended, the “2004 Credit Agreement”), dated as of November 5, 2004, between the Company and Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, Banc of America Securities LLC, as Sole Lead Manager and Sole Book Manager, and other lenders, which was scheduled to mature February 15, 2012.

A description of the 2004 Credit Agreement is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 1, 2011, and is incorporated by reference in its entirety in this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated by reference.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On June 29, 2011, the Company announced that it was developing a restructuring plan to improve operational effectiveness and reduce costs. The restructuring plan will include the reevaluation of business processes and priorities and is expected to result in reduced headcount at all levels of the organization. Although the Company is in the process of developing more detailed restructuring plans, the Company is targeting annualized pre-tax savings of approximately $50 million from this restructuring. The Company plans to reinvest a portion of the savings in key marketing initiatives.

As reported in Item 5.02 below, on June 29, 2011, George Fellows resigned from his positions as a director and as President and Chief Executive Officer of the Company. Pursuant to the terms of Mr. Fellows’ separation from the Company, the Company expects to incur charges of approximately $6.5 million, of which approximately $4.7 million will result in cash expenditures.

As reported in Item 5.02 below, on July 1, 2011, Thomas Yang resigned from his position as Senior Vice President, International, effective July 8, 2011. Pursuant to the terms of Mr. Yang’s separation from the Company, the Company expects to incur charges of approximately $0.8 million, of which approximately $0.7 million will result in cash expenditures.

Because the restructuring plan is still in the process of being finalized, the Company is unable to make the determination of the detailed estimates required by paragraphs (b), (c) or (d) of Item 2.05. The Company, however, is initially targeting pre-tax charges of approximately $20 million in 2011 related to the restructuring, including the charges referenced above related to Messrs. Fellows and Yang. The Company will file an amended report on Form 8-K once it makes a determination of the required estimates.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 29, 2011, George Fellows resigned from his positions as a director and as President and Chief Executive Officer of the Company.

On July 1, 2011, Thomas Yang resigned, effective July 8, 2011, from his position as Senior Vice President, International.

(c) On June 29, 2011, the Board of Directors appointed Anthony S. Thornley as interim President and Chief Executive Officer. Mr. Thornley will continue to serve as a director of the Company but he has resigned (effective June 29, 2011), from his position as a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Mr. Thornley, age 65, has served as a director of the Company since April 2004. From February 2002 to July 2005, he served as President and Chief Operating Officer of QUALCOMM Incorporated, the global leader in wireless technology. He served as QUALCOMM’s Chief Financial Officer from 1994 to 2002. Prior to QUALCOMM, Mr. Thornley worked for Nortel Networks for 16 years as a senior executive in the areas of finance and information systems management. Mr. Thornley is a director of Cavium Networks (a semiconductor company) and Transdel Pharmaceuticals, Inc.

There is no arrangement or understanding between Mr. Thornley and any other person pursuant to which he was selected as an officer of the Company. Mr. Thornley has no family relationship (within the meaning of Item 401(d) of Regulation S-K) with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. There has been no transaction since the beginning of the Company’s last fiscal year, and there is no currently proposed transaction, in excess of $120,000 in which the Company is or was a participant and in which Mr. Thornley or any of his immediate family members (within the meaning of Item 404 of Regulation S-K) had or will have a direct or indirect material interest. Mr. Thornley’s compensation as President and Chief Executive Officer has not yet been determined.

*        *        *

Disclaimer: Statements relating to the restructuring of the Company, including statements relating to the estimated savings and charges associated with the restructuring and reinvestment of a portion of the savings, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The Company is still in the process of finalizing the details regarding the restructuring. The preliminary estimates included in this report regarding the savings and charges associated with the restructuring reflect management’s estimates based upon the information available at the time made. These estimates could differ materially from actual results if the information on which the estimates were based proves to be incorrect or incomplete, as a result of changes in the restructuring program that is ultimately adopted, or as a result of unexpected delays, difficulties, or increased costs in implementing the restructuring program. Except as required by law, the Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Loan and Security Agreement, dated as of June 30, 2011, among Callaway Golf Company, Callaway Golf Sales Company, Callaway Golf Ball Operations, Inc., Callaway Golf Canada Ltd., Callaway Golf Interactive, Inc., Callaway Golf International Sales Company, Bank of America, N.A., as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner and certain financial institutions as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: July 6, 2011	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Vice President and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan and Security Agreement, dated as of June 30, 2011, among Callaway Golf Company, Callaway Golf Sales Company, Callaway Golf Ball Operations, Inc., Callaway Golf Canada Ltd., Callaway Golf Interactive, Inc., Callaway Golf International Sales Company, Bank of America, N.A., as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as sole lead arranger and sole bookrunner and certain financial institutions as lenders.